    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 1996
                                                      REGISTRATION NO. 333-12469

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         STYLING TECHNOLOGY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                              2844                             76-2665378
  (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)            IDENTIFICATION NUMBER)

                1146 SOUTH CEDAR RIDGE, DUNCANVILLE, TEXAS 75137
                                 (214) 296-2887
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                     SAM L. LEOPOLD, CHAIRMAN OF THE BOARD
                1146 SOUTH CEDAR RIDGE, DUNCANVILLE, TEXAS 75137
                                 (214) 296-2887
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                       OF REGISTRANT'S AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

                ROBERT S. KANT, ESQ.                               JEFFREY M. KNETSCH, ESQ.
             MICHELLE S. MONSEREZ, ESQ.                              BRENT T. SLOSKY, ESQ.
               MICHAEL L. KAPLAN, ESQ.                              BROWNSTEIN HYATT FARBER
            O'CONNOR, CAVANAGH, ANDERSON,                             & STRICKLAND, P.C.
           KILLINGSWORTH & BESHEARS, P.A.                             TWENTY-SECOND FLOOR
               ONE EAST CAMELBACK ROAD                              410 SEVENTEENTH STREET
             PHOENIX, ARIZONA 85012-1656                          DENVER, COLORADO 80202-4437
                   (602) 263-2400                                       (303) 534-6335

                            ------------------------
     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered in this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

============================================================================================================
        TITLE OF EACH CLASS OF SECURITIES               PROPOSED MAXIMUM
                TO BE REGISTERED                   AGGREGATE OFFERING PRICE(1)   AMOUNT OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
Common Stock, par value $.0001(2)................          $38,640,000                     $13,325
------------------------------------------------------------------------------------------------------------
Representatives' Warrants(3).....................                1,960                           1
------------------------------------------------------------------------------------------------------------
Common Stock(4)..................................            2,882,400                         994
------------------------------------------------------------------------------------------------------------
     Total.......................................          $41,524,360                     $14,320(5)
============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) Includes 420,000 shares of Common Stock subject to the Underwriters' Overallotment Option.

(3) To be issued to the Representatives.

(4) Issuable upon exercise of Representatives' Warrants.

(5) $11,235 of this amount was previously paid.
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                               EXPLANATORY NOTE

        Styling Technology Corporation has prepared this Amendment No. 2 for the purpose of filing with the Securities and Exchange Commission Exhibit 10.12 to the Registration Statement. Amendment No. 2 does not modify any provision of the Prospectus included in the Registration Statement; accordingly, such Prospectus has not been included herein.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Certificate of Incorporation and Bylaws of the Registrant provide that the Registrant will indemnify and advance expenses, to the fullest extent permitted by the Delaware General Corporation Law, to each person who is or was a director or officer of the Registrant, or who serves or served any other enterprise or organization at the request of the Registrant (an "Indemnitee").

     Under Delaware law, to the extent that an Indemnitee is successful on the merits in defense of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer or agent of the Registrant, or serves or served any other enterprise or organization at the request of the Registrant, the Registrant shall indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action.

     If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an Indemnitee may be indemnified under Delaware law against both (i) expenses, including attorney's fees, and (ii) judgments, fines and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in the right of the Registrant, where the suit is settled, an Indemnitee may be indemnified under Delaware law only against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant except that if the Indemnitee is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Registrant, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses.

     Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Registrant in advance of the final disposition of the suit, action or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant. The Registrant may also advance expenses incurred by other employees and agents of the Registrant upon such terms and conditions, if any, that the Board of Directors of the Registrant deems appropriate.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses in connection with the offering described in the Registration Statement.

    SEC registration fee......................................................  $ 14,320
    NASD filing fee...........................................................     4,653
    Nasdaq fees...............................................................    23,646
    Transfer agent and registrar fees.........................................     2,000
    Accountants' fees and expenses............................................   400,000
    Legal fees and expenses...................................................   300,000
    Printing and engraving expenses...........................................   100,000
    Miscellaneous fees........................................................    48,381
                                                                                --------
              Total...........................................................  $893,000
                                                                                ========

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     No securities which were not registered under the Securities Act of 1933, as amended, have been sold by the Registrant within the past three years except for the following:

     In June 1995, the Registrant issued 807,851 shares of Common Stock to Messrs. Leopold and Bernstein, respectively, for an aggregate of $200 and options to purchase 161,571 shares of Common Stock to each of Mr. Clifford for $0.10 per share in connection with the incorporation of the Registrant. The shares were issued in reliance upon an exemption from registration pursuant to
Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering.

     In September 1996, the Registrant sold to a single foreign investor a promissory note in the principal amount of $400,000 that bears interest at the rate of 10% per annum with a maturity date of January 31, 1997, subject to a prepayment obligation upon the completion of the Offering. Upon the completion of the Offering, the Company will issue (i) shares of Common Stock having a market value of $200,000 based on the Offering Price, (ii) warrants to purchase a like number of shares of Common Stock at an exercise price of equal to 125% of the Offering Price, and (iii) options to purchase 5,000 shares of Common Stock at an exercise price equal to the Offering Price to Mr. Schefler upon his election as a director of the Company. The note was issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering.

ITEM 27.  EXHIBITS.

     (a) Exhibits


EXHIBIT
NUMBER                                         EXHIBIT
------   ------------------------------------------------------------------------------------
  1      Form of Underwriting Agreement+
  3.1    Certificate of Incorporation of the Registrant+
  3.2    Certificate of Amendment of Certificate of Incorporation+
  3.3    Bylaws of the Registrant+
  4.1    Specimen of Stock Certificate+
  4.2    Specimen of Redeemable Common Stock Warrant+
  5.1    Opinion of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association+
 10.1    Stock Purchase Agreement by and among Registrant and Donald N. Black, Howard Black,
         Barbara Black, Robert Black, Don Cottam, Jim Cottam and the Cottam Family
         Partnership, L.P. (Shareholders) with respect to Gena Laboratories, Inc.+
 10.2    Stock Purchase Agreement by and among Registrant and Jack Sperling and Gary Sperling
         (Shareholders) with respect to JDS Manufacturing Co., Inc.+
 10.3    Asset Purchase Agreement by and among Registrant, Designs by Norvell, Inc. and Joy
         Norvell Martin (Stockholder) with respect to the Body Drench division of Designs by
         Norvell, Inc.+
 10.4    Asset Purchase Agreement by and among Registrant, Kotchammer Investments, Inc. and
         The Hammer Family Living Trust, The Jones Family Trust and Gerald Kotch
         (Stockholders)+
 10.5    Employment Agreement between Registrant and Sam L. Leopold+
 10.6    Employment Agreement between Registrant and Thomas M. Clifford+
 10.7    Employment Agreement between Registrant and David E. Ziegler+
 10.8    Form of Employment Agreement between Registrant and Richard E. Norvell+
 10.9    Form of Employment Agreement between Registrant and Gerald L. Kotch+
 10.10   Employment Agreement between Registrant and Donald L. Black+
 10.11   1996 Stock Option Plan+
 10.12   Stock Repurchase Agreement, as amended, between Registrant and Kenneth S.
         Bernstein++

EXHIBIT
NUMBER                                         EXHIBIT
------   ------------------------------------------------------------------------------------
 10.13   Bridge Note+
 11      Statement regarding computation of per share earnings+
 23.1    Consent of Counsel (included in Exhibit 5.1)+
 23.2    Consent of Arthur Andersen LLP+
 23.3    Consent of Sylvan Schefler+
 24.1    Power of Attorney of Directors and Executive Officers (included on the Signature
         Page of the Registration Statement)+
 27      Financial Data Schedule+

---------------
  + Previously filed
 ++ Filed herewith



     (b) Financial Statement Schedules


        None

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1), or
     (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time the Commission declared it effective.

          (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on November 5, 1996.


                                          STYLING TECHNOLOGY CORPORATION

                                          By:       /s/  SAM L. LEOPOLD

                                            ------------------------------------
                                                 Chairman of the Board and
                                                  Chief Executive Officer


     In accordance with the requirements of the Securities Act of 1933, this amendment to registration statement was signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                              TITLE                         DATE
-------------------------------------  ---------------------------------    -------------------
/s/  SAM L. LEOPOLD                    Chairman of the Board and Chief      November 5, 1996
-------------------------------------  Executive Officer
Sam L. Leopold
       *                               President and Director               November 5, 1996
-------------------------------------
Thomas M. Clifford
       *                               Chief Financial Officer,             November 5, 1996
-------------------------------------  Treasurer, and Secretary
David E. Zeigler                       (Principal Financial and
                                       Accounting Officer)
       *                               Director                             November 5, 1996
-------------------------------------
James A. Brooks
       *                               Director                             November 5, 1996
-------------------------------------
Daniel Howell


*By:  /s/  SAM L. LEOPOLD

          -----------------------------------------------
          Sam L. Leopold
          (Attorney-in-fact)

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                    EXHIBIT
------   --------------------------------------------------------------------------
  1      Form of Underwriting Agreement+
  3.1    Certificate of Incorporation of the Registrant+
  3.2    Certificate of Amendment of Certificate of Incorporation+
  3.3    Bylaws of the Registrant+
  4.1    Specimen of Stock Certificate+
  4.2    Specimen of Redeemable Common Stock Warrant+
  5.1    Opinion of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a
         professional association+
 10.1    Stock Purchase Agreement by and among Registrant and Donald N. Black,
         Howard Black, Barbara Black, Robert Black, Don Cottam, Jim Cottam and the
         Cottam Family Partnership, L.P. (Shareholders) with respect to Gena
         Laboratories, Inc.+
 10.2    Stock Purchase Agreement by and among Registrant and Jack Sperling and
         Gary Sperling (Shareholders) with respect to JDS Manufacturing Co., Inc.+
 10.3    Asset Purchase Agreement by and among Registrant, Designs by Norvell, Inc.
         and Joy Norvell Martin (Stockholder) with respect to the Body Drench division of Designs by Norvell, Inc.+
 10.4    Asset Purchase Agreement by and among Registrant, Kotchammer Investments,
         Inc. and The Hammer Family Living Trust, The Jones Family Trust and Gerald
         Kotch (Stockholders)+
 10.5    Employment Agreement between Registrant and Sam L. Leopold+
 10.6    Employment Agreement between Registrant and Thomas M. Clifford+
 10.7    Employment Agreement between Registrant and David E. Ziegler+
 10.8    Form of Employment Agreement between Registrant and Richard E. Norvell+
 10.9    Form of Employment Agreement between Registrant and Gerald L. Kotch+
 10.10   Employment Agreement between Registrant and Donald L. Black+
 10.11   1996 Stock Option Plan+
 10.12   Stock Repurchase Agreement, as amended, between Registrant and Kenneth S.
         Bernstein++
 10.13   Bridge Note+
 11      Statement regarding computation of per share earnings+
 23.1    Consent of Counsel (included in Exhibit 5.1)+
 23.2    Consent of Arthur Andersen LLP+
 23.3    Consent of Sylvan Schefler++
 24.1    Power of Attorney of Directors and Executive Officers (included on the
         Signature Page of the Registration Statement)+
 27      Financial Data Schedule+

---------------
+  Previously filed
++ Filed herewith